Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:     Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries, Inc. Announces Second Quarter 2011 Results, Provides Financial and

Operational Update, Reaffirms Conference Call Details

HOUSTON, August 10 /PRNewswire-FirstCall/ — Flotek Industries, Inc. (NYSE: FTK - News) (“Flotek” or the “Company”) today announced results for the three months ending June 30, 2011.

As reported on Form 10-Q filed with the U.S. Securities and Exchange Commission, Flotek reported that revenue for the three months ended June 30, 2011 was $55.9 million, an increase of $24.7 million, or 79.4%, compared to $31.2 million for the same period in 2010. Revenue increased across all of the Company’s segments due to improved pricing, increased drilling activity, increased market share and recovery of industry demand for specialty oilfield products.

For the three months ended June 30, 2011, the Company reported net income attributable to common stockholders of $2.1 million, or $0.05 per common share, compared to a net loss of $7.4 million, or ($0.28) per common share for the same period in 2010.

Included in the second quarter 2011 results was $3.3 million of non-cash income related to the change in the fair value of the warrant liability associated with the warrants issued in the August 2009 preferred stock offering. In the same quarter of 2010 the Company recorded non-cash income related to the fair value of the warrant liability of $0.5 million. Also included in the second quarter 2011 results was $3.2 million in non-cash extinguishment of debt expense related early retirement of a portion of the Company’s debt.

“The first six months of 2011 provided significant growth opportunities for Flotek,” said John Chisholm, Chairman and President of Flotek. “Our continued focus on leading oilfield technologies combined with our renewed emphasis on exceptional service to our customers has repositioned Flotek as a leader in specialty oilfield chemicals and drilling products. We continue to see tremendous opportunities for future growth that motivate the entire Flotek team to continually accelerate innovation – from leadership in our world class Houston chemical laboratories to finding new and better ways to support our customers in the field with new products, timely deliveries and unprecedented service.”

A complete review and discussion of the Company’s year-end financial position can be found in the Company’s quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission today.

Financial Update

As of June 30, 2011 the Company’s cash balance was approximately $15.1 million compared to $5.3 million on June 30, 2010. The Company’s cash balances have improved as a result of the improved operating environment, a more diligent approach to expense management and from exercises of warrants issued in conjunction with the August 2009 preferred stock offering. As of August 9, 2011, Flotek’s cash balance was approximately $20.0 million.

Outstanding receivables as of June 30, 2011 were $38.4 million, compared to $20.0 million as of June 30, 2010.

During the quarter the Company raised approximately $28 million in a private placement of common stock that was used, in combination with cash on hand, to pay off the $29.25 million balance of its senior credit facility, providing annual interest savings of approximately $3.3 million. Flotek is in the process of finalizing a more traditional revolving credit facility which should provide the Company with working capital and cash management flexibility with much more attractive terms. Flotek expects to have the facility in place during the third quarter.

Flotek continues to consider strategic options regarding its convertible notes. The Company currently has a total of $106.5 million of convertible notes outstanding that can be put to the Company in February, 2013. During the quarter, the Company exchanged $4.5 million in notes for common stock. With continued improvement in the Company’s operations, balance sheet and cash flows, Flotek believes it has a number of options available to continue to opportunistically improve its balance sheet.

“Flotek’s financial and operational transformation over the past two years has been heartening,” added Chisholm. “Just two years ago, nearly to this day, Flotek faced a liquidity crisis, a result of a number of events that caused a rift with financial stakeholders. Through the hard work and effort of the Flotek team, we persevered through both pain and uncertainty and returned Flotek to a stable financial position. While proud of our accomplishments, we understand that today’s financial and operating environment presents its own set of challenges which will require serious effort on the part of the Flotek team. We will continue to work smarter, focusing on what’s most important to add value for all Flotek stakeholders.”

Operational Update

Oilfield business fundamentals continued to improve in the second quarter, a function of increased oilfield activity in North America as well as a continued focus on growing market share both domestically and abroad. The Company continues to see opportunities for future growth for the balance of 2011 and into 2012.

In the Company’s Chemicals and Logistics segment, revenue for the three months ended June 30, 2011, totaled $29.1 million, an increase of $15.1 million, or 107.9%, as compared to $14.0 million for the same period in 2010. Increased oil-directed and liquid-rich natural gas drilling activity was driven by period over period increases in global oil prices and solid pricing on liquid-rich natural gas. Flotek’s strategic decision to extend the application of its patented complex nanofluid products to oil in conjunction with increased industry demand and growth, particularly within the Niobrara play, contributed to the period over period increased revenue and mitigated the impact of depressed natural gas rig counts. Increasing industry recognition of the production and environmental benefits of new and existing products has resulted in increased product demand for microemulsion products from both new and existing customers, as well as within international markets.

The Company’s logistics business realized a 20.5% increase in revenue in the second quarter of 2011, compared to the same period in 2010, a result of new construction projects and existing project completions.

Chemicals and Logistics segment income from operations for the second quarter, 2011 was $8.3 million, an increase of $4.3 million, or 107.5%, from the second quarter of 2010.

Raw material costs continued to place pressure on gross margins in the Chemicals and Logistics segment. Gross margins, as a percent of revenue, were 37.8%, down from 45.7% in the second quarter of 2010 and compared to 42.0% in the first quarter of 2011. The gross margin decline as a percentage of revenue is the result of increased raw material costs and a shift in product mix from higher margin products to lower margin newly developed products tailored to meet specific customer requirements. Although new product gross margins as a percentage of revenue are slightly less robust than traditional products, the favorable increase in product sales volume and product demand are important contributors to Flotek’s revenue and profit growth. Increased transportation charges due to rising fuel costs and increased international facility fees resulting from growing international demand further impacted gross margins.

The Company implemented a price increase in June which should help mitigate higher input costs. In addition, Flotek is aggressively looking for ways to improve margins through both improved process efficiencies and cost reductions resulting from scale and alternative input suppliers.

“While pleased with the impressive growth of the Chemicals and Logistics segment, we remain vigilant in searching for ways to continuously improve efficiency and productivity and to protect and grow our profitability,” said Chisholm. “A primary focus in the second half of the year is to balance revenue growth with margin growth, understanding that in the oilfield business, margin improvement will, many times, lag significant revenue growth by several months. Creating profitable revenue growth remains a core tenet of Flotek’s strategy.”

Drilling Product segment revenue for the three months ended June 30, 2011, was $24.5 million, an increase of $9.6 million, or 64.6% compared to $14.9 million for the three months ended June 30, 2010. Continued growth in overall drilling activity combined with Flotek’s ability to capture additional market share in key regions contributed to the growth. Market share growth in both sales and rentals in regions such as the Permian Basin and the Eagle Ford shale play continue to benefit Flotek. In addition, growth in motor sales and our proprietary Teledrift Measurement While Drilling (MWD) product offerings continued to lead the way. In addition, prices for many drilling products – especially the Company’s motors and Teledrift product groups – continue to firm. International activity, especially Teledrift’s continued growth in the Argentina market, also fueled growth. Activity in the Company’s Galleon mining tools division also increased, a result of increased copper and gold prices.

The evolution of Flotek’s marketing efforts, including improved collaboration and cross-selling from Flotek’s marketing team has expanded both Flotek’s customer base as well as the depth of relationships with Flotek customers.

Drilling Product segment income from operations totaled $5.9 million in the second quarter of 2011, an improvement of $6.1 million, or 2,645.3%, as compared to a $0.2 million loss in the same period of 2010. Segment gross margins in the second quarter were 44.2%, compared to 28.4%% in the second quarter of 2010 and 39.5% in the first quarter of 2011.

Artificial Lift segment revenue for the three months ended June 30, 2011, totaled $2.3 million, relatively flat when compared to $2.3 million for the three months ended June 30, 2010. Despite the unfavorable period over period conditions, the Company’s on-going development and retention of key customer relationships, coupled with increased prices, mitigated the negative impact of the decline in natural gas drilling activity. On an operating income basis, the Artificial Lift segment broke even in the second quarter of 2011, compared to income from operations of $0.4 million in the second quarter of 2010.

“The entire Flotek team should be proud of the outcomes of our second quarter which are the direct result of dedication, determination and effort during the period,” added Chisholm. “While the quarter started slowly, a result of a number of seasonal factors we have come to expect, our focus on introducing new, innovative products and working tirelessly to market existing added-value oilfield technologies created substantial momentum as the quarter progressed. May improved on April and June improved on May, which is something any company would be proud of. Our goal remains to build on that momentum and focus on innovative ways to improve performance, accelerate profitable growth and position Flotek for durable growth across cycles. Even with the recent economic uncertainty, we believe the abundant prospects – both domestic and international – on our plate provide Flotek the opportunity to continue to grow well into 2012. Our mission is to turn those opportunities into profits for Flotek stakeholders.”

International Opportunities

While Flotek’s business remains weighted to North American drilling markets, we continue to make significant progress in key international arenas. Beginning in 2010, the Company refocused its international marketing efforts, looking for partners that could provide Flotek opportunities to reach new markets previously unavailable to the Company. Those efforts have yielded results. Since the beginning of 2010, the Company completed initial jobs in Turkey, Poland and the Paris Basin, areas where the Company believes future growth is likely. In addition, the Company continues to grow its business in key international regions including South America and certain Middle Eastern nations.

In February of this year, the Company announced it had entered into a relationship with Basin Supply Corporation (“Basin”) to jointly market Flotek chemicals and its Teledrift products into countries in the Middle East, North Africa, Latin America and the Former Soviet Union. Flotek continues to make progress with Basin. Specifically, during the quarter we made significant headway toward commercialization of Flotek products in Russia. Meetings with key Russian oilfield companies in Moscow and subsequent dialogue suggest Flotek will deliver its first trial products to Russia in the coming weeks. While the commercial opportunities in Russia are significant, conducting international commerce is complex and time consuming. As such, it is difficult to predict precise timing of commercial growth. That said, the initial interest and acceptance of Flotek’s technologies has been very encouraging.

In addition, existing Flotek relationships combined with Basin’s assistance has presented additional opportunities in South America and the Middle East and North Africa for both the Company’s Chemicals business as well as Teledrift and other drilling products. Flotek continues to believe that international commerce will continue to grow as a percent of overall business throughout 2011 and beyond.

“While more complex than the North America marketplace, international markets present an opportunity for substantial revenue and profit growth for Flotek in the coming months and years,” said Chisholm. “As we have said, while we expect international revenues to be somewhat lumpy and initially unpredictable, the ultimate impact is a business mix more insulated from the cyclical nature of North American drilling, more robust profits as a result of superior international margins, and a Company with greater value as a result. Our initial meetings in Moscow with key Russian oilfield players only increase my conviction that international markets present a potentially transformational opportunity for Flotek.”

July 2011 Snapshot

As noted in the past, first and second quarter results are, at times, unpredictable, a result of weather and other exogenous factors. While Flotek experienced the impact of seasonal issues on April results, the Company rebounded with significant vigor in May and June to post a strong second quarter.

Interest in Flotek products and services continues to grow. Led by continued growth in oil-rich basins, more favorable operating conditions in the Rockies and additional market penetration with new products, innovative applications of existing products and the Company’s marketing initiatives, initial third quarter results are encouraging. Flotek expects July revenue to be in excess of $22 million.

“Notwithstanding a somewhat sluggish April, Flotek’s second quarter results were strong and we continue to see positive momentum in the future,” added Chisholm. “We believe the second half of 2011 will present a number of uniquely profitable opportunities for Flotek, both domestic and international. While it is difficult to predict what the recent morass in Washington and subsequent market reverberations will mean to oilfield activity, we feel we are well positioned to continue our quest for profitable growth and remain on track to meet or exceed our 2011 objectives. In our view, it is unlikely that the recent decline in oil prices is durable, and assuming our view is correct, we do not expect such short-term fluctuations to have a meaningful impact on our business. The Flotek team remains excited about our prospects through the remainder of 2011 and into the coming year.”

Conference Call Details

Flotek will host a conference call on Thursday, August 11, 2011 at 7:30 a.m. Central Daylight Time to discuss its operating results for the three months ended June 30, 2011.

To participate in the call, participants should dial 1-800-699-1085 approximately 5 minutes prior to the start of the call. The call can also be accessed from Flotek’s website at www.flotekind.com.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.